UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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WGL Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

AltaGas Ltd.

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ALTAGAS AND WGL HOLDINGS INC1 The combined company will be better positioned to increase investment in its operation, customers, employees and community, and will: COMMITMENT TO CUSTOMERS, EMPLOYEES AND COMMUNITY The combined company is expected to have pro forma enterprise value of approximately $17 billion and approximately $3.4 billion in natural gas rate base assets WGL will maintain the headquarters of its U.S. regulated utility business, Washington Gas, in Washington, D.C., as it has for nearly 170 years WGL will assist in the management of AltaGas’ U.S. regulated utility business AltaGas intends to relocate the headquarters of its U.S. power business to WGL Holdings’ service region The combined company will serve 1.65 million customers across the U.S. and Canada Continue operating under existing customer agreements Offer job growth opportunities Increase its commitment to making a difference in the lives of its customers, employees and the communities it serves AltaGas Ltd. and WGL Holdings, Inc. announced a definitive agreement and plan of merger for AltaGas to acquire WGL in an all cash transaction valued at $6.4 billion. The merger will form a company with a continued commitment to providing customers with safe, reliable, and affordable clean energy, and enhanced community investments. This partnership will deliver on jobs, and will continue to put customers and communities first by providing innovative energy-related services, including natural gas, electricity, renewable energy, distributed generation, energy efficiency, and natural gas storage and transportation. The combined company will deliver natural gas to more than 1.65 million customers across the U.S. and Canada. Washington Gas will retain its name and will operate as a business unit of AltaGas, assisting with the management of its U.S. regulated utility business. The transaction is expected to close the first half of 2018. TRANSACTION HIGHLIGHTS The combined company will target high growth markets and enhance its clean energy offering to customers, while maintaining safe, reliable and affordable utility service with rates no higher as a result of this transaction.

1 Closing of the transaction is subject to certain closing conditions, including WGL common shareholder approval and certain regulatory and government approvals, including by the public utility commissions of Maryland, Virginia and D.C., FERC, CFIUS, and the expiration or termination of any waiting period under the Hart-Scott-Rodino Act. EXPECTED FOOTPRINT OF ALTAGAS AND WGL AFTER MERGER CLOSE COMBINED SUBSIDIARIES AltaGas Ltd. AltaGas is a clean energy infrastructure company with well-established natural gas, power and regulated utilities operations in the United States and Canada. This includes: natural gas gathering and processing, natural gas liquids extraction and separation, transmission and logistics, storage and marketing, and power generation from hydro, gas-fired, wind, biomass and energy storage assets. SEMCO Energy Gas Company SEMCO Energy Gas Company is a regulated public utility that delivers natural gas to approximately 300,000 residential and business customers in Michigan. ENSTAR Natural Gas Company ENSTAR delivers natural gas to approximately 143,000 residential and business customers in Alaska. AltaGas Utilities Inc. AUI is a public utility distributing natural gas to over 79,000 residential, rural and commercial customers in over 90 communities across Alberta. Heritage Gas Ltd. Heritage Gas operates a fully regulated natural gas distribution franchise in Nova Scotia. Pacific Northern Gas Ltd. PNG Ltd. delivers natural gas service to approximately 42,000 customers in British Columbia. Washington Gas For nearly 170 years, Washington Gas has delivered natural gas to more than one million customers throughout Washington D.C. metropolitan region, safely and reliably. WGL Energy WGL Energy delivers a full ecosystem of energy offerings, including natural gas, electricity, renewable energy, carbon reduction, distributed generation, and energy efficiency solutions. WGL Midstream WGL Midstream engages in developing, acquiring, investing in, and managing natural gas storage and transportation assets in the eastern half of the U.S. Hampshire Gas Hampshire Gas maintains storage facilities in and around Hampshire County, West Virginia. AltaGas WGL AltaGas & WGL Company Footprint

Additional Information and Where to Find It This communication may be deemed to be solicitation material in respect of the proposed merger transaction. WGL Holdings, Inc. (“WGL”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger transaction. THE INVESTORS AND SECURITY HOLDERS OF WGL ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about AltaGas, Ltd. (“AltaGas”), WGL and the proposed merger transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of WGL’s proxy statement (when it becomes available) may be obtained free of charge upon request by contacting WGL Holdings, Inc., Leslie T. Thornton, Corporate Secretary, 101 Constitution Avenue N.W., Washington, District of Columbia, 20080. WGL’s filings with the SEC are also available on WGL’s website at: http://wglholdings.com/sec.cfm. Investors and security holders may also read and copy any reports, statements and other information filed by WGL with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Participants in the Solicitation AltaGas, WGL and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. Information regarding AltaGas’ directors and executive officers is available in AltaGas’ Management Information Circular, filed on March 17, 2016 (in English and French) with the Canadian Securities Administrators (the “CSA”) and in AltaGas’ Annual Information Form, filed on March 23, 2016 (in English) and March 24, 2016 (in French) with the CSA, each of which are available at: www.sedar.com. Information regarding WGL’s directors and executive officers is available in WGL’s proxy statement filed with the SEC on December 23, 2016 in connection with its 2017 annual meeting of shareholders, and its Annual Report on Form 10-K for the fiscal year ended September 30, 2016, each of which may be obtained from the sources indicated in Additional Information and Where to Find It. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests (which may be different than those of WGL’s investors and security holders), by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available. Forward-Looking Statements This document contains forward-looking statements. When used in this document, the words “may”, “would”, “could”, “can”, “will”, “be”, “intend”, “possible”, “plan”, “develop”, “anticipate”, “target’, “believe”, “seek”, “propose”, “continue”, “estimate”, “expect”, “anticipate” and similar expressions, as they relate to AltaGas or an affiliate of AltaGas, are intended to identify forward-looking statements. This document contains forward-looking statements with respect to, among other things, business objectives, expected growth (including magnitude of growth), results of operations, performance, business projects and opportunities, capital expenditures and financial results. In particular this document contains forward looking statements with respect to the combination of AltaGas and WGL and related performance, including, without limitation, the transformative nature of the Transaction, the portfolio of assets of the combined entity, the nature of growth opportunities available to AltaGas, the strategic focus of the business, the location of headquarters for the U.S. regulated utility and power business, the compatibility, strength and focus of the combined corporate culture of AltaGas and WGL, the retention and role of WGL employees and the holding of significant roles for existing WGL executives in AltaGas’ U.S. regulated utility operations, the ability to deliver high quality service and/or maintain rates or ensure affordable rates, increased community involvement and charitable giving, the fact that closing of the Transaction is conditioned on certain events occurring; the growth potential available to AltaGas in clean technologies, natural gas generation and retail energy services, the strength of AltaGas and WGL as utility operators, intentions for further investment in Virginia, Maryland and Washington, D.C., intentions with respect to the pursuit of regulatory approvals for the Transaction, the ability to grow the clean power and energy services businesses; and this document contains forward looking statements regarding the anticipated completion of the acquisition. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Such statements reflect AltaGas’ current views with respect to future events based on certain material factors and assumptions and are subject to certain risks and uncertainties which could cause results or events to differ from current expectations, including without limitation: changes in market; competition; governmental or regulatory developments; general economic conditions; any event, change or other circumstance that could give rise to termination of the merger agreement in respect of the Transaction; the inability to complete the Transaction due to the failure to obtain stockholder approval for the Transaction or the failure to satisfy other conditions to completion of the Transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transaction; uncertainty regarding the length of time required to complete the Transaction; the anticipated benefits of the Transaction may not materialize or may not occur within the time periods anticipated by AltaGas; impact of significant demands placed on AltaGas and WGL as a result of the Transaction; failure by the AltaGas to repay the bridge financing facility; potential unavailability of the bridge financing facility; alternate sources of funding that would be used to replace the bridge financing facility may not be available when needed, including asset sales on desirable terms; lack of control by AltaGas of WGL and its subsidiaries prior to the closing of the Transaction; impact of acquisition-related expenses; inaccuracies or incompleteness in WGL’s publicly disclosed information; increased indebtedness of AltaGas after the closing of the Transaction; the Transaction could result in a downgrade of AltaGas’ credit ratings; historical and pro forma combined financial information may not be representative of future performance; potential undisclosed liabilities of WGL; ability to retain key personnel of WGL following the Transaction; the impact of the announcement of the Transaction on relationships with third parties, including commercial counterparties, employees and competitors, and risks associated with the loss and ongoing replacement of key personnel; risks relating to unanticipated costs of integration in connection with the Transaction, including operating costs, customer loss or business disruption being greater than expected; risks associated with changes in economic conditions; developments in technology could reduce demand for natural gas; changes in customer energy usage patterns; risk of failure of information technology infrastructure and cybersecurity; disruption of fuel supply; natural disasters or other catastrophic events; unanticipated maintenance and other expenditures; risk associated with the continuation, renewal, replacement and/or regulatory approval of natural gas supply contracts; risks associated with pension plan performance and funding requirements; regulatory and government decisions including, but not limited to, changes to environmental, financial reporting and tax legislation and regulations; risk of loss of licences and permits; risk of loss of service area; and market gas sales prices; and other factors set out in AltaGas’ public disclosure documents. Many factors could cause AltaGas’ actual results, performance or achievements to vary from those described in this document, including without limitation those listed above. These factors should not be construed as exhaustive. Should one or more of these risks or uncertainties materialize, or should assumptions underlying forward-looking statements prove incorrect, actual results may vary materially from those described in this document as intended, planned, anticipated, believed, sought, proposed, estimated or expected, and such forward-looking statements included in, or incorporated by reference in this document, should not be unduly relied upon. Such statements speak only as of the date of this document. AltaGas does not intend, and does not assume any obligation, to update these forward-looking statements. The forward-looking statements contained in this document are expressly qualified by this cautionary statement.